Exhibit (h)(1)(c)


                                  SCHEDULE A-1

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                    AMENDED ADMINISTRATIVE SERVICES AGREEMENT

                            Effective: March 2, 1998

        Eaton Vance Tax-Managed Emerging Growth Fund (effective 9/15/97) Eaton Vance Tax-Managed International Growth Fund (effective 3/2/98)